EXHIBIT 10.3



            COLLATERAL SECURITY AGREEMENT (INVESTOR PROCEEDS PLEDGE)

         WHEREAS, CAPITOL DEVELOPMENT OF ARKANSAS, INC., an Arkansas corporation, and CAPITOL FIRST CORPORATION (formerly known as Capitol Communities Corporation), a Nevada corporation (hereinafter referred to as the "Pledger") has borrowed or has agreed to borrow from private investors ("Noble Note Holders"), represented by NOBLE INTERNATIONAL INVESTMENTS, INC., a Florida corporation ("Noble") hereinafter referred to as "Pledgee") the principal sum of THREE MILLION and NO/ lOOths DOLLARS ($3,000,000.00); and

         WHEREAS, the Pledger has agreed to pledge to the Noble Note Holders TWO MILLION ONE HUNDRED THOUSAND AND NO/LOOTHS DOLLARS ($2,100,000.00) ("Investor Proceeds" or "Collateral") in Investor Proceeds, and any real or personal property acquired with the Investor Proceeds.

         NOW, THEREFORE, in consideration of the Investor Proceed and other good and valuable thereof, the Pledger does hereby assign, transfer, set over and pledge to Pledgee the property ("Property") listed on EXHIBIT "A", attached hereto and made a part hereof, and on any real or personal property acquired with proceeds from such property, Pledgee and the Pledger hereby agree as follows:

1. Purpose of Pledge. This Pledge is made as collateral security for the repayment, according to its terms, of the full amount due under this Agreement, the Secured Note Purchase Agreement dated September 11, 2003 between Pledger, Capitol Development of Arkansas, Inc., Pledgee, and certain investors identified therein (the "Purchase Agreement"), the Note Purchase Documents (as such term is defined in the Purchase Agreement) or other Business Loan Documents, (all such documents are collectively referred to as the "Purchase Documents").

2. Possession of the Investor Proceeds. Pledger shall retain possession of the Property. Pledgor shall provide Pledgee with a monthly accounting of the Collateral in possession of the Pledger, if requested.

3. Substitution of Collateral. If no Event of Default has occurred under this Agreement, or the other Purchase Documents, or would result from such action, the Pledgor may replace all or any portion of the Collateral with other real or personal property, subject, however to the written consent of Pledgee in its sole discretion, which consent may be based upon various factors, including, but not limited to, the value of the replacement of real or personal property; provided however, that if such Substitute Collateral is cash in the same amount or less of the original pledge, that Noble will not object to the cash substitution. Such Substitute Collateral shall include any improvements, replacements, accessions, and additions to it. Noble also acknowledges and agrees that if the Collateral is in the form of a loan to third parties, that Pledgor may, at its sole discretion, assign loan participation interest in any such loan. Pledgor shall notify Noble of such participations but shall not have to receive approval from Noble and/or Pledgee to assign such loan participation interest.

4. Perfected Interest in Substitute Collateral. As long as the Noble Notes are outstanding, Pledgor agrees to take such further action and enter into such further documents and agreements as may be requested by the Pledgee, to provide, grant, protect and continue a first priority security interest in favor of the Pledgee on the Collateral and any Substitute Collateral which secures the obligations under this Agreement and the Purchase Documents. Noble acknowledges and agrees that Boca First Capital LLLP, a Florida limited liability limited partnership, shall be granted a junior security interest in the Collateral or


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any Substitute Collateral.  Pledger hereby irrevocably authorizes Pledgee at any time and from time to time to file in any Uniform Commercial Code jurisdiction any Financing Statements and amendments thereto describing the Collateral, and Pledger agrees to promptly furnish any information necessary for the filing of such Financing Statements as Pledgee may request. Pledger hereby appoints the Pledgee as its attorney-in-fact, which appointment is a power coupled with an interest and is irrevocable, for the purpose of executing any and all Financing Statements or continuations or amendments thereof, or other documents necessary to perfect or continue perfection of the rights of the Pledgee hereunder. The powers conferred on the Pledgee hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers.

5. Event of Default and Remedies. If any one of the following events (herein called "Event of Default") shall occur and be continuing:

                  (a) If the Pledgor defaults in the payment of any installment of the Noble Notes when the same shall have become due, either by the terms thereof, or otherwise, as herein provided and such default continues beyond any grace period provided in the Noble Notes; or

                  (b) If the Pledgor becomes in default under the Purchase Documents or the loan agreements governing the loan represented by the Noble Notes; or

                  (c) If the Corporation or the Pledgor become in default under any mortgage, security agreement or other document or instrument given to provide or create collateral security for the Noble Notes;

                  then the Pledged Collateral and any Substitute Collateral, which shall at the time of receipt thereof be applied to payment of the Noble Notes, may be sold, transferred and delivered in whole or in part, together with any substitutes therefor, or additions thereto, at any public or private sale, for cash, upon credit, for present or future delivery, all at the option of Pledgee upon Pledgee's (i) declaring the Noble Notes due and payable under the terms hereof, or declaring other liability mentioned or referred to in this Pledge as being outstanding and overdue, and (ii) giving not less than ten (10) days written notice of such sale to Pledgor by personal delivery, or registered or certified mail, return receipt requested, addressed to their last known address. All rights and remedies of Pledgee upon an Event of Default, including any sale, transfer or delivery of the Pledged Collateral, and any Substitute Collateral, shall occur in Palm Beach County, Florida.

6. Notice of Default. The Pledgee shall deliver to Pledgor promptly upon the occurrence of any Event of Default, a written notice thereof, specifying the nature thereof. A written notice from Pledgee to any nominee that an Event of Default exists shall be sufficient evidence of that fact to such nominee. Notwithstanding any provision to the contrary in this Agreement, Pledgor shall have ten (10) days to cure any default after notice of such default.

7. Sale of Pledged Collateral By Pledgee. Upon Event of Default, the Pledgee shall be entitled to the Collateral. Any sale, as provided herein, of the Collateral or any Substitute Collateral by Pledgee, or its nominee, may be adjourned from time to time, if a public sale, by announcement at the time and place appointed for any such sale, and without further notice, such sale may be made at the time and place to which the same shall be so adjourned, unless otherwise provided by law. At such sale, Pledgee, or its nominee, shall be under no duty to sell all of the Pledged Collateral or any Substitute Collateral on the date fixed in the notice, but beginning on such date, Pledgee, or its nominee, may sell the same from day to day until all, or a portion thereof, have been sold to pay all amounts secured by this Pledge. At any such sale, Pledgee, or any of its employees or assigns, as the case may be or its nominee, may become the purchaser of the whole, or any part, of the Pledged Collateral or any Substitute Collateral, free from any trust, claim, right or equity of redemption of the Pledger, which are expressly waived and released. In case of any sale on credit, or for future delivery, the Pledged Collateral or any Substitute Collateral sold may be retained by the Pledgee, or its nominee, until the selling price is paid by the purchaser, but neither the Pledgee, nor its nominee, shall incur any liability in case of failure of the purchaser to take up and pay for the Pledged Collateral or any Substitute Collateral so sold. Upon the sale of any Pledged Collateral or any Substitute Collateral hereunder, after


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deducting all costs and expenses of collection,  Pledgee, or its nominee,  shall apply the residue of the proceeds of the sale, or sales, so made first to the payment of any sums Pledgee may pay, or incur, in enforcing its rights under the Purchase Documents, including the Noble Notes and/or this Pledge, and second to the payment of any sums the Pledger may be, or become liable to pay under any of those instruments, and shall pay the excess, if any, to the Pledgor. No purchaser at such sale, or sales, except the Pledgee, or its nominee, shall be responsible for the application of the purchase money.

         7. Waiver. Waiver or acquiescence in any default, or failure to insist upon strict performance by Pledgor of any warranties or agreements in this Collateral Security Agreement, shall not constitute a waiver of any subsequent or other default or failure. Pledgee's acceptance of partial or delinquent payments or its exercise or failure to exercise any right or remedy shall not constitute a modification of this Collateral Security Agreement or of the Noble Notes or the Purchase Documents. The taking of this Collateral Security
Agreement shall not waive or impair any other security Pledgee may have or hereafter acquire for the payment of the Noble Notes, nor shall the taking of any such additional security waive or impair this Collateral Security Agreement but Pledgee may resort to any security it may have in the order it may deem proper, and notwithstanding any collateral security, Pledgee shall retain its rights under the Control and Security Agreement dated September 11, 2003 and its right of setoff against the Pledgor.

         8. Release of Pledged Collateral and Any Substitute Collateral. The Pledgee shall release the Pledged Collateral and any Substitute Collateral to the Pledgor when the Noble Notes shall have been paid in full; provided, however, that if at such time there shall be due from Pledgor under this Pledge additional charges which theretofore arose as a result of the default under any of the aforesaid instruments then Pledgee shall not release the Pledged Collateral or Substitute Collateral to the Pledgor until such additional charges shall have been paid in full; and the Pledgee shall execute and deliver to the Pledgor, or cause to be executed and delivered, to the Pledgor such instruments as may be necessary to cancel this Pledge, and reinvest the Pledged Collateral and/or Substitute Collateral in the Pledgor free and clear of the lien hereof.

         9. Notices. All communications provided for hereunder shall be addressed to Capitol First Corporation, 7100 Camino Real Blvd., Suite 402, Boca Raton, Florida 33433, if to Capitol Development of Arkansas, Inc., 10605 Maumelle Blvd., Maumelle, Arkansas 72113, if to the Pledgor; and if to the Pledgee at 6501 Congress Avenue, Suite 100, Boca Raton, Florida 33487 or to such other address with respect to any of the parties as such party shall notify the other in writing.

         10. Applicable Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Florida.

         11. Successors and Assigns, etc. All of the covenants and provisions in this Pledge by, or for the benefit of, the Pledgee and the Pledger shall bind and inure to the benefit of their respective successors, heirs, executors, administrators and assigns.

         12. Additional Security. This Pledge is without prejudice to the right of Pledgee to enforce collection of the Noble Notes due and payable, by suit, or in any lawful manner, or resort to any other security for the payment of the said Noble Notes, this Pledge being additional, cumulative, and concurrent security for the payment of the said Notes. The enumeration of certain rights, privileges and options in this Pledge as vested in Pledgee and its successors and assigns, is not and shall not be construed as a waiver of, nor to impair in any way other rights of Pledgee and its successors or assigns, either at law or in equity, independent of this instrument, concerning this, or any of the liabilities, obligations, indebtedness, or collateral security involved in the said Noble Notes.

         13. Business Loan Agreement. This Pledge is subject to the provisions of Exhibit "A" of that certain Secured Note Purchase Agreement and Exhibit "B"


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of that certain  Control and Security  Agreement both dated  September 11, 2003, and entered into by and between Pledger and Pledgee, and any amendments and modifications thereof.

         14. Representation and Warranty of Pledgor. Pledger represents and warrants that Pledger owns and holds the Collateral and any Substitute Collateral, free and clear of any lien or encumbrances; except for a junior lien held by Boca First Capital LLLP. In the presence of:

         IN WITNESS WHEREOF, the Pledgor has executed and delivered this Pledge, this 19 day of November 2003.



                                    PLEDGOR:

                                    CAPITOL COMMUNITIES CORPORATION

                                /s/ Michael G. Todd
                                -----------------------------------
                                    Michael G. Todd, President




--------------------------------------------------------------------------------

                                      PLEDGOR:
                                      CAPITOL DEVELOPMENT OF ARKANSAS, INC.

In the presence of:
                                  /s/ Michael G. Todd
                                      ----------------------------------------
---------------------                 By: Michael G. Todd, President

---------------------







                                      PLEDGEE:
                                      NOBLE INTERNATIONAL
                                      INVESTMENTS, INC.





Notary on Next Page

State of Flordia
County of Palm Beach
          ----------




The foregoing instrument was acknowledged before me this 19th day of November, 2003 by MICHAEL G. TODD, PRESIDENT OF CAPITOL COMMUNITIES CORPORATION, A NEVADA CORPORATION, who is


Printed Name Notary Public
personally known to me, or who has produced _______________ as identification.






 State of Florida
 County of Palm Beach


The foregoing instrument was acknowledged before me this 19th day of November 2003, by MICHAEL G. TODD, PRESIDENT OF CAPITOL DEVELOPMENT OF ARKANSAS, INC., AN ARKANSAS CORPORATION, who is personally known to me, or who has produced ______________ as identification.


                                    /s/ illegible
                                    ------------------------------------------
                                    (Signature of Person taking Acknowledgment)